                                EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 20, 1997, except as to Note 13 (Secondary Offering of Common Stock and Merger Agreement), which is as of September 3, 1997, relating to the consolidated financial statements of InVision Technologies, Inc., which appears in such Proxy Statement/Prospectus, and of our report dated August 22, 1997, except as to Note 15 (Merger Agreement), which is as of September 3, 1997, relating to the consolidated financial statements of Quantum Magnetics, Inc., which appears in such Proxy Statement/Prospectus. We also consent to the reference to us under the headings "InVision Selected Consolidated Financial Data," "Quantum Selected Consolidated Financial Data" and "Experts" in such Proxy Statement/Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "InVision Selected Consolidated Financial Data" or "Quantum Selected Consolidated Financial Data."






PRICE WATERHOUSE LLP

San Jose, California
September 10, 1997